Press Release


August 10, 2004

For Immediate Release

For Information Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866

NCRIC Group, Inc. Reports 2004 Six Month and Second Quarter Results

Six Month Summary
     o    Revenue of $38.5 million, up 29%
     o    Direct premiums written of $46.2 million, up 20%
     o    Modest decline of claims frequency
     o    Continued increase in claims severity
     o    Renewed 88% of eligible policies
     o    Combined ratio of 107.6%
     o    Net income of $85,000 or $.01 per diluted common share
     o    Expense of $679,000 (after tax) related to the CHW litigation
     o    Book value per share of $10.98 at June 30, 2004

Second Quarter Summary
     o    Revenue of $18.9 million, up 25%
     o Adverse development of $1.0 million (after tax) on 2000 and 2001 claims
     o Additional expense of $393,000 (after tax) related to the fraudulent act of a former sales agent
     o    Net loss of $437,000 or $.07 per diluted common share

WASHINGTON, D.C. -- NCRIC Group, Inc. (NCRIC) (Nasdaq National Market: NCRI), today announced a net loss of $437,000, or $0.07 per diluted share for the second quarter of 2004. Year-to-date through June 30, 2004, the Company reported net income of $85,000, or $0.01 per diluted share. The loss in the quarter was the result of a $1.0 million (after tax) increase to professional liability reserves for losses related to 2001 report year claims in Virginia and 2000 report year claims in the District of Columbia and $393,000 (after tax) in expenses related to the fraudulent act of a former sales agent. Expenses incurred during the first six months of 2004 for the CHW litigation were $679,000 (after tax). Higher premium income and a continued moderation of the number of claims reported in 2004 partially offset the negative factors.

President and CEO R. Ray Pate, Jr., commented on the results, "Despite the challenges of the quarter, the continued execution of our business plan generated a number of positive returns for the Company. We saw a large growth in premium income and we continued to add new policyholders in the states we have targeted for expansion. Market data from 2003 reveals that we are the top writer in Delaware with a 25% market share and among the top writers in Virginia. In addition, through the first six months of the year, we have renewed 88% of our policies that are eligible for renewal."

He added, "The continued moderation of the number of new claims is also a positive indicator. Claims frequency, as measured by the number of claims reported, declined in the first six months of 2004 compared to the same period in 2003 and to the 2003 quarterly average. We are pleased with this outcome given that lower claims frequency has a direct impact on our financial results. We continue to caution, however, that our business is most accurately measured over time in contrast to drawing conclusions based on results that occur on a quarter to quarter basis."

Pate stated that the Company has taken appropriate steps to address the issues that depressed second quarter financial results. "The financial results for the second quarter were disappointing. Because we are concerned about the claims patterns that have emerged, we have engaged an actuarial claims specialist to analyze the loss development and claims severity patterns. Our goal in conducting this study is to achieve a further understanding of claims trends to ensure that we have the best information possible as a foundation for making our business decisions."

Pate further pointed out that additional exposure relating to the act of the former sales agent has been eliminated. "The expense that impacted our quarterly results was related to the last of two claims that arose from the agent's actions. No further costs will be incurred as a result of this incident. After this event was initially reported in 2002, we implemented significant safeguards, including more stringent agent compliance requirements, to help ensure that a similar act does not occur in the future."

"While many factors affect the profitability of our insurance segment, we anticipate a strengthening of results as previous rate increases work their way into our financials and as we take advantage of expansion opportunities that arise in our core markets," said Pate. "By remaining true to the principles of aggressive claims management, sound reserving, disciplined pricing and underwriting, and unparalleled client service, we can continue to make progress toward the achievement of our financial and operational objectives."

Insurance segment

The primary company in our insurance segment, NCRIC, Inc., provides professional liability insurance for physicians, surgeons and other ancillary providers involved in the delivery of healthcare.

Selected Segment Data:
----------------------
(in thousands)
                          Three Months Ended June 30,  Six Months Ended June 30,
                            ---------------------        --------------------
                               2004        2003            2004         2003
                               ----        ----            ----         ----

Net premiums earned         $ 15,580     $ 10,962        $ 31,730    $ 22,411
Net investment income          1,805        1,379           3,376       2,666
Realized investment gains         87        1,136             417       1,340
Other income                     170          286             389         566
                            --------     --------        --------    --------
Total segment revenue         17,642       13,763          35,912      26,983

Losses & LAE                  14,136       10,355          27,211      19,938
Underwriting expenses          3,406        2,234           6,939       4,705
Other expenses                   140           69             283         179
Interest                         207           --             409          --
                            --------     --------        --------    --------
Total segment expenses        17,889       12,658          34,842      24,822

Pre-tax segment results     $   (247)    $  1,105        $  1,070    $  2,161
                            ========     ========        ========    ========

Net Premiums Earned

The increase in net premiums earned primarily reflects growth in business in force from the sale of new policies over the past 12 months, the increases in premium rates effective with 2004 and 2003 renewals, which average 27%, and higher premiums for extended reporting endorsements. Premium for extended reporting endorsements is earned in the same period it is written and totaled $3.3 million in the first six months of 2004 compared to $2.1 million for the same period in 2003.

Direct Premiums Written By State
(in thousands)

                                                Six Months Ended June 30,
                                                -------------------------
                                             2004                      2003
                                             ----                      ----  -
District of Columbia               $18,044          39%     $17,432          45%
Virginia                            12,735          28%       8,862          23%
Maryland                             8,461          18%       6,242          16%
Delaware                             4,496          10%       2,963           8%
West Virginia                        2,487           5%       3,131           8%
                                   -------     -------      -------     -------
Total                              $46,223         100%     $38,630         100%

New Premiums Written
(in thousands)
                    Three Months Ended June 30,       Six Months Ended June 30,
                         2004          2003              2004          2003
                         ----          ----              ----          ----

Direct                  $   58        $  161            $  453        $  327
Agent                      342         2,729               979         3,988
                        ------        ------            ------        ------
Total                   $  400        $2,890            $1,432        $4,315
                        ======        ======            ======        ======

The overall level of new business produced in the first six months of 2004 is lower than for the first six months of 2003, as planned. As a result of 2003 expansion we are now the leading carrier in Delaware as measured by market share. We continue to write new business in Virginia; however, our product is priced at the high end of the market which has constricted growth. "We believe our price level in Virginia is required by the loss characteristics of the market," Pate said. "During the second quarter of 2004 we saw the A.M. Best rating reduced for our lowest priced Virginia competitor. We continue to maintain that pricing integrity is critical to long-term viability."

Losses and Loss Adjustment Expenses
(in thousands)

                                        Three Months Ended June 30,       Six Months Ended June 30,
                                             2004          2003              2004          2003
                                             ----          ----              ----          ----
Incurred losses and LAE related to:
   Current year - losses                   $ 12,618     $ 10,507           $ 25,693     $ 20,240
   Prior years - development                  1,518         (152)             1,518         (302)
                                           --------     --------           --------     --------
Total incurred for the period              $ 14,136     $ 10,355           $ 27,211     $ 19,938
                                           ========     ========           ========     ========

The increase in current year losses in the second quarter of 2004 reflects the increase in the level of exposure as a result of expanding business combined with a rise in the cost of resolving claims and reserves on extended reporting endorsements. The loss ratio targeted by 2004 premium rates combined with lower claims frequency partially offsets the continuing increase in severity. Adverse development of losses originally reported in prior years is recognized for the 2000 and 2001 report years and reflects experience on claims closed during the quarter in addition to the continuing upward pressure of severity of losses.

Chief Financial Officer Rebecca B. Crunk commented on the losses, "Increases in claims severity continue to impact both claims reported in the current calendar year and claims originally reported in prior years. This loss trend was identified in our 2003 year-end reserve valuation. The development of losses on claims reported in prior years represents an increase in the severity of losses in the Virginia 2001 report year and the District of Columbia 2000 report year. This development differs from historical patterns of loss development. We have engaged an actuarial claims specialist to perform an in-depth study to analyze the factors driving claims trends."

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

Combined Ratio

                                                   Six Months Ended June 30,
                                                      2004          2003
                                                     ------        ------
GAAP Underwriting Ratios:
   Loss and LAE ratio                                 85.8%         89.0%
   Underwriting expense ratio                         21.8%         21.0%
   Combined ratio                                    107.6%        110.0%

The combined ratio for the three months ended June 30, 2004 reflects the higher level of earned premiums in relation to the increase in loss and loss adjustment expenses, the increase in loss severity, and the stable level of core underwriting expenses. Underwriting expenses in the second quarter of 2004 include $595,000, or 1.9 points of the underwriting expense ratio, for expenses related to the fraudulent act of a former sales agent and $525,000, or 1.7 points of the underwriting expense ratio, for fees associated with the trial portion of the CHW premium collection litigation.

Unaudited Consolidated Financial Summary
(in thousands, except share data)

                                             Three months ended June 30,   Six months ended June 30,
                                                   2004        2003             2004        2003
                                                   ----        ----             ----        ----

Revenues:
Net premiums earned                              $ 15,580    $ 10,962         $ 31,730    $ 22,411
Net investment income                               1,908       1,389            3,578       2,711
Net realized investment gains                          83       1,155              416       1,354
Practice management and related income              1,092       1,277            2,316       2,652
Other income                                          188         360              425         713
                                                 --------    --------         --------    --------
        Total revenues                             18,851      15,143           38,465      29,841

Expenses:
Losses and loss adjustment expenses                14,136      10,355           27,211      19,938
Underwriting expenses                               3,406       2,234            6,939       4,705
Practice management expenses                        1,245       1,289            2,479       2,692
Interest expense on Trust Preferred Securities        205         204              407         405
Other expenses                                        729         395            1,681         837
                                                 --------    --------         --------    --------
        Total expenses                             19,721      14,477           38,717      28,577

Income before income taxes                           (870)        666             (252)      1,264

Income tax provision (benefit)                       (433)        124             (337)        208
                                                 --------    --------         --------    --------

Net income (loss)                                $   (437)   $    542         $     85    $  1,056
                                                 ========    ========         ========    ========

Net income (loss) per common share:
Basic                                            $  (0.07)   $   0.08         $   0.01    $   0.16
Diluted                                          $  (0.07)   $   0.08         $   0.01    $   0.15

Weighted average shares outstanding:
Basic                                               6,342       6,660            6,340       6,669
Diluted                                             6,614       6,817            6,614       6,815

Balance Sheet Summary
(in thousands, except per share data)

                                                  June 30, 2004       December 31, 2003
                                                  -------------       -----------------
                                                   (unaudited)

Total investments, at market value                  $ 187,786             $ 174,357
Reinsurance recoverable                                53,093                48,100
Total assets                                          274,155               262,546
Liability for losses and loss adjustment expenses     134,569               125,991
Total liabilities                                     198,403               184,567
Accumulated other comprehensive income (loss)          (1,181)                1,461
Total stockholders' equity                             75,752                77,979
Book value per share                                $   10.98             $   11.30


Outlook

CHW Litigation
On February 13, 2004, a District of Columbia Superior Court jury ruled against NCRIC's claim for premiums due and returned a verdict in favor of Columbia Hospital for Women Medical Center, Inc. (CHW) in counterclaims to the premium collection litigation initiated by NCRIC. NCRIC filed post-trial motions on March 5, 2004. CHW filed a reply to NCRIC's motions on March 26, 2004, and NCRIC filed renewed post-trial motions on April 5, 2004. There have been no further developments with regard to a judgment on the post-trial motions.

West Virginia

In September 2003, NCRIC filed for a 35.2% rate increase in West Virginia to be effective January 1, 2004. On December 4, 2003, the West Virginia Department of Insurance Regulation approved a 9.8% rate increase. Because we were unable to secure a rate that was adequate for our West Virginia risk exposure, we informed the West Virginia Commissioner of Insurance on January 8, 2004 of our intention to non-renew West Virginia policyholders. In late July, we contacted the Department and suggested that they reconsider our original filing. Based on the Department's response, in August 2004 we will file for a rate increase to be effective immediately. If that rate increase is approved, we will be able to offer renewals to West Virginia policyholders in the latter part of the year. Our previous decision to non-renew West Virginia policyholders was based solely on the inability to achieve an adequate rate level for West Virginia risk exposure. We are hopeful that this rate filing will be approved thereby enabling us to respond to the medical professional liability insurance needs of healthcare providers in the state.

Competition

We continue to see changes in the competitive landscape in several of our market territories. In Virginia, the financial rating of The Doctors' Company - the second largest carrier in the state as identified by 2003 market share data - was downgraded from A- to B++ with a negative outlook. We believe that this development may result in additional expansion opportunities. In addition, the largest medical professional liability insurance carrier in the state of Maryland - the Medical Mutual Liability Insurance Society of Maryland - recently filed for a 41% rate increase to be effective with the January 1, 2005 renewal period. The carrier also announced the elimination of the provision of a policyholder dividend. As a result of these changes, Maryland physicians insured by this competitor will experience rate increases ranging from a low of 64% to a high of 170%. We believe that this rate action could create significant expansion opportunities in the Maryland market.

2005 Rates

We have begun actuarial evaluations for 2005 rates and anticipate the completion of a comprehensive review of our insurance policy pricing in all jurisdictions in September 2004. Our rates are designed to cover the cost of insurance and provide a return on capital. The rate level determined by the rate review will be applied to all policies beginning with those with effective dates in 2005.

Combined Ratio Guidance

Excluding the impact of adverse development on prior years losses, our previously established combined ratio target of 104.5 for 2004 remains unchanged.

Practice Management Operations

A performance incentive plan is being developed for the management team of the practice management operations that could transfer up to 20% of the ownership of the business to these individuals over a period of time if certain performance targets are achieved. This program will provide added incentive to improve profitability and could also facilitate an employee purchase of the practice management operations in the future.

Investor Conference Call

An investor conference call to discuss NCRIC's 2004 six month and second quarter results will be held at 9:00 a.m., ET, on Wednesday, August 11, 2004. Investors and analysts may access the conference call by dialing 1.800.810.0924. All participants are requested to call in at least ten minutes prior to the start of the conference to register. The listen-only audience will be provided an opportunity to submit appropriate questions following management's remarks and these questions will be responded to as time permits. The conference call will also be webcast in a listen-only format through the Investor Relations section of NCRIC's corporate website at www.ncric.com. The webcast will be archived and will be available until September 8, 2004 at ncric.com.

Safe Harbor Information

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements include: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

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

     o general economic conditions, either nationally or in our market area, that are worse than expected;
     o    price competition;
     o inflation and changes in the interest rate environment and performance of financial markets;
     o    adverse changes in the securities markets;
     o    changes  in  laws  or   government   regulations   affecting   medical
          professional liability insurance and practice management and financial services;
     o    NCRIC, Inc.'s concentration in a single line of business;
     o    our ability to successfully integrate acquired entities;
     o    changes to our ratings assigned by A.M. Best;
     o    impact of managed healthcare;
     o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;
     o    the cost and availability of reinsurance;
     o changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and
     o    changes in our organization, compensation and benefit plans.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NCRIC Group, Inc.
NCRIC Group, Inc. (NCRIC) is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in

Washington, D.C., NCRIC has offices in Wilmington, Delaware; Greensboro, North Carolina; Richmond and Lynchburg, Virginia; and Charleston, West Virginia. NCRIC provides services to more than 5,000 physician clients.

For further information, contact Eric R. Anderson, Vice President, Investor Relations; 1115 30th Street, NW, Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC's website, www.ncric.com.

                                       ###

August 10, 2004